Exhibit 99.1

NOVEL THERAPEUTIC CANDIDATE IDENTIFIED THROUGH
PHARMACOPEIA COLLABORATION ENTERS PRECLINICAL
DEVELOPMENT

Compound is Company’s Twelfth Partnered Candidate in Development

Princeton, NJ, April 17, 2006 – Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that a compound identified through the Company’s ongoing collaboration with Schering-Plough, has been selected by Schering-Plough for preclinical development.  The compound is being evaluated as a potential treatment for metabolic diseases.

“We are very pleased with Schering-Plough’s decision to advance this compound which now becomes the sixth compound from our ongoing collaboration that is currently in development,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia.  “By delivering small molecule drug candidates to address the significant needs of large patient populations, Pharmacopeia continues to add to its high potential development pipeline.”

According to the companies’ collaboration agreement, Schering-Plough is responsible for further development of the compounds. Pharmacopeia is eligible to receive milestone payments if the program advances into late-stage clinical trials and future royalties on sales of resulting products.

Pharmacopeia and Schering-Plough have been collaborating on the discovery of novel compounds, for further research and development by Schering-Plough, since 1994.  This latest compound is the collaboration’s sixth drug candidate currently in development.  Presently, Schering-Plough is investigating a CXCR-2 antagonist from the collaboration as a potential treatment for chronic obstructive pulmonary disease (COPD) in Phase I clinical trials.

Pharmacopeia’s most advanced internal programs are:  dual angiotensin (AT1) and endothelin (ETA) receptor antagonists (DARA) (for cardiovascular disease); JAK3 inhibitors (immunomodulators for multiple potential indications, including transplant rejection, psoriasis and rheumatoid arthritis); CCR1 antagonists (with potential in inflammatory diseases such as rheumatoid arthritis and multiple sclerosis); adenosine A2A antagonists (with potential in neurodegenerative diseases, including Parkinson’s and Alzheimer’s); and inhibitors (with potential to block angiogenesis in cancer and inflammation).

Pharmacopeia currently has twelve partnered compounds in development with major pharmaceutical or biotechnology companies.  Eight of these compounds are in preclinical development.  Four compounds (representing three partnered, therapeutic programs) are currently in Phase I clinical trials for rheumatoid arthritis, an allergy/asthma indication and chronic obstructive pulmonary disease (COPD).

Pharmacopeia will receive milestone payments for those programs that successfully advance through clinical development and royalties on the sales of any compounds that are commercialized.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to creating and delivering novel therapeutics to address significant medical needs using proprietary technologies and processes. The Company is advancing multiple internal programs towards validation in clinical trials.  Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into clinical trials with further programs in late-stage preclinical development. The Company also has several internal programs in advanced preclinical optimization and multiple partnered programs in discovery that are expected to drive the Company’s clinical portfolio in the future.

Contact:

Michio Soga
Executive Vice President and Chief Financial Officer
Pharmacopeia
(609) 452-3643
irreq@pcop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop its DARA program, Pharmacopeia’s ability to build its pipeline of novel drug candidates, through in-licensing, its own internally-funded drug discovery programs and third party collaborations, Pharmacopeia’s ability to successfully perform under its new collaboration with GlaxoSmithKline, the planned cessation of full-time employee funding from Pharmacopeia’s existing collaborations with Schering-Plough, the continuation and funding level of such continuation of Pharmacopeia’s existing drug discovery collaboration with N.V. Organon, Pharmacopeia’s intentions regarding the establishment of new drug discovery collaborations with leading pharmaceutical and biotechnology organizations,  Pharmacopeia’s expectations concerning the development priorities of its collaborators and their ability to successfully develop compounds, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources,  Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its Report on Form 10-K filed on March 20, 2006 and subsequent filings under the Securities and Exchange Act of 1934.  All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.